EMPLOYMENT AGREEMENT

                                     BETWEEN

                THE AUXER GROUP, INC., or any of its subsidiaries
                                       AND

                                   RYAN SHAVER

AGREEMENT dated this June 26, 2001, between the Company, THE AUXER GROUP, INC., a Delaware corporation or any of its subsidiaries (hereinafter the "Company") which has its principal place of business at 12 Andrews Drive, West Paterson, NJ 07424, and Ryan Shaver (hereinafter the "Employee").

WHEREAS, the Company desires to acquire the services of Employee because of his special knowledge and skills; and,

NOW, THEREFORE, in consideration of the foregoing, the following is agreed:

1.     DUTIES

The Company hereby employs Mr. Ryan Shaver, as the Executive Vice President of CT Industies, Inc. which has been conveyed this day to the Company, having powers and duties in that capacity as set for the from time to time by the President of the Company. Employee shall devote his full-time and best efforts to the Business of the Company.

2.     COMPENSATION

As compensation for his services to the Company, in whatever capacity rendered, the Company shall pay to Employee once every two weeks the sum of $2,885 as gross salary. In addition to his salary, he will be compensated either in bonus or commission. This compensation shall be paid over the term of this Agreement which is one (1) year(s). This Agreement shall be automatically renewed for an additional year or remain in effect after the term of this agreement provided that all material terms of this Agreement are performed by Employee and provided that both mutually agree.

In addition, Employee shall be entitled to options under the company's 2000 Non-Statutory Option Plan or the next plan filed by the Company or its surviving entity. The Employee shall be granted the option to purchase an aggregate of 2,000,000 shares of The Auxer Group, Inc. common stock, $0.001 par value per share, at an exercise price of $0.01. Upon signing this agreement, the Company will file the appropriate registration statement and upon filing registration statement, Employee may exercise these options at any time within the plan's limitations.

3.     EXPENSES

The Employee may incur reasonable expenses including expense for travel, entertainment and similar items. All expenses must be pre-approved. The Company will reimburse the Employee for all such expenses upon the presentation by the Employee, from time to time, of an itemized account justifying such expenditures. Such reimbursement shall be provided within 30 working days of such presentation by Employee. If the Company determines, in its sole discretion, that this method allowing expenses is not in the best interest of the Company, the Company may impose such other method, if any, for allowing such expense, including elimination of the same.

4.      TERMINATION

This Agreement may be immediately terminated in any one of the following manners:

     1.   The death of Employee;
     2. The failure of the company, as evidenced by filing under the Bankruptcy Act for liquidation,
     3. or the making of an assignment for the benefit of creditors; or A material breach of this Agreement executed between the Company and the Employee; or

5.     NONCOMPETITION, TRADE SECRETS, ETC.

During the term of this Agreement and at all times thereafter, Employee shall not use for his personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company other the Company, any material or information regarding the business methods, business policies, billing and collection policies and procedures, techniques, research or development projects or results, trade secrets, or other knowledge or processes under or developed by the Company or any names and addresses of customers, or any data on or relating to past, present, or prospective customers or any other confidential information relating to or dealing with the business activities of the Company, made known to Employee or learned or acquired by Employee while in the employ of the Company.

Any and all writing, inventions, improvements, processes, procedures and/or techniques which Employee may make, conceive, discover or develop, either solely or jointly with any other person or persons, at any time during the term of this Agreement, whether during working hours or at any other time and at the request or upon the suggestion of the Company which relate to or are useful in connection with any business now or hereafter carried on or contemplated by the Company, including developments or expansions of its present fields of operations, shall be the sole and exclusive property of the Company. Employee shall make full disclosure to the Company of all such writings, inventions, improvements, processes, procedures and techniques, and shall do everything necessary or desirable to vest the absolute title thereto in the Company. Employee shall write and prepare all specifications and procedures regarding such inventions, improvements, processes, procedures and techniques and otherwise aid and assist the Company so that the Company can prepare and present applications for copyright or Letters Patent wherever possible, as well as reissues, renewals, and extensions thereof, and can obtain the record title to such copyright or patents so that the Company shall be the sole and absolute owner thereof in all countries in which it may desire to have copyright or patent protection. Employee shall not be entitled to any additional or special compensation or reimbursement regarding any and all such writings, inventions, improvements, processes, procedures and techniques.

6.     CHANGE OF CONTROL

Should a change of control of the Company occur, Employee will be entitled to an immediate vesting of all granted options and Company will immediate file any and all appropriate registration statements required to enable Employee to be able to immediately exercise any and all options. In addition, if this agreement is terminated and/or not renewed for its additional year period at equal terms or better, Employee will be entitled to additional options equal to 2,000,000 shares of the next employee's option plan approved or the percentage of ownership equal to that of 2,000,000 in the event that the Company or surviving entities equity is reorganized. Options issued will be issued at the same terms as that of the other employees. Employee will receive cash compensation equal to twice the amount of the employees current annual salary as a well as be entitled to a full year of coverage under the Executive healthcare plan of the Company or the surviving entity. Employee will be entitled to immediately be paid back any and all debts Company owes to Employee and Employee will be forgiven any and all debts due to the Company. At Employee's option, Employee may exercise by written notice at any time after such control, to treat such an event as a Termination without Good Cause (Golden Parachute). A "Change of Control" shall be deemed to occur on the date that the Company shall be acquired by or merged into, any other entity, or the majority of the voting stock of such entity is acquired by or controlled by persons who are other than Messers. Eugene Chiaramonte, Jr. and Ronald Shaver or were not significant stockholders prior to this agreement. Significant stockholder being defined as a person or group of people who control a larger percentage of stock than Messers. Eugene Chiaramonte, Jr. and Ronald Shaver combined.

In the event of change of control, the Employee can not be removed from office or his position with the Company and/or it's surviving entity and he will retain all powers and responsibilities until such time that the terms under this section have been executed to the Employee's satisfaction.

7.     APPLICABLE LAW

This Agreement shall be governed by the laws of the State of New Jersey and shall be enforceable only in the Superior Court of New Jersey for Bergen County. If any provision of this Agreement is declared void, such provision shall be deemed severed from this Agreement, which shall otherwise remain in full force and effect.

8.     BINDING EFFECT

This Agreement shall have binding effect upon the parties hereto, when approved by the Board, and upon their respective personal representatives, legal representatives, successors and assigns. Any waiver of any breach of this Agreement shall be made in writing and shall be applicable only to such breach and shall not be construed to waive any subsequent or prior breach other than the specific breach so waived.

9.     SUPERSEDES EARLIER AGREEMENTS

This Agreement supersedes all earlier agreements between the Employee and the Company with respect to Employee's employment by the Company.

IN WITNESS WHEREOF, the parties have executed this Agreement the date first written above.

/s/  Ryan Shaver                            /s/ Eugene Chiaramonte, Jr.
------------------------------              ---------------------------
                                                President
                                                The Auxer Group, Inc.